3: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2001

TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of corporation)

0-17321

(Commission File Number)

74-2081929

(I.R.S. Employer Identification No.)

722 Burleson

Corpus Christi, Texas

(Address of principal executive offices)

78402

(Zip Code)

Registrant's telephone number, including area code: (361) 883-5591

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(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On May 10, 2001, TOR Minerals International, Inc. (the "Company") finalized an asset purchase agreement (the "Agreement") with the Royal Begemann Group (RBG), a Netherlands holding company, to acquire Terminor Processing & Trade BV, Ceramic Design International Holding, BV, and designated assets of Thermal Insulation Manufacturers BV. The closing was completed on May 16, 2001.

Pursuant to the terms of the Agreement, the Company paid $2,300,000 in cash for the assets of Terminor Processing and Trade BV and Ceramic Design International Holding, BV and agreed to pay RBG an additional $900,000 in three (3) equal installments beginning January 31, 2002. The discounted present value of the payments is approximately $830,000. Transaction costs are estimated to total $100,000. The Company will record the transaction as a purchase with a cost of approximately $3,230,000 .

The Company issued Convertible Debentures totaling $2,709,000 and completed a private stock sale for 301,000 shares of common stock at $1.00 per share to fund the purchase from the Royal Begemann Group.

As part of the Agreement, the Company acquired the plant and equipment of Terminor Processing & Trade BV and Ceramic Design International Holding, BV both located in Hattem, The Netherlands. From the Dutch plant, the Company's wholly owned subsidiary, TP&T (TOR Processing and Trade) BV, will operate a specialty mineral processing plant. The plant will manufacture very high quality specialty aluminas for use in chips, cast polymers, bulk molding compounds, as well as, wire and cable applications. The Dutch plant also has the capability of manufacturing Boehmite which is used in the petroleum industry as a carrier for catalysts. Dr. Olaf Karasch, a mineralogist with 20 years experience in alumina processing, will be TP& T's Managing Director and will be based in Hattem.

Item 5. Other Events

Included in the Agreement with RBG, the Company acquired designated pieces of equipment from the plant of Thermal Insulation Manufacturers BV located in Norway. The Norwegian plant, which has been closed for approximately three years, was the manufacturer of calcium silicate insulation. The equipment acquired from Thermal Insulation Manufacturers BV will be dismantled and shipped to TOR's plants in Corpus Christi, Texas and Ipoh, Malaysia. The Company will use this equipment to apply certain process technology to its titanium pigment and believes the process will allow the Company to offer new higher-value grades of titanium pigments, as well as reduce the production costs of current grades of HITOX ® titanium dioxide.

The Company entered into a Non-Competition Agreement with the Royal Begemann Group, Terminor Processing & Trade BV, Ceramic Design International Holding, BV, and Thermal Insulation Manufacturers BV (the "Sellers"). Under the terms of the Non-Competition Agreement, the Sellers will not engage in a business which is competitive to the Business of the Company as defined in the Agreement.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

2.1	Asset Purchase Agreement between TOR Minerals International, Inc. and the Royal Begemann Group

2.2	Closing Agreement between TOR Minerals International, Inc. and the Royal Begemann Group

2.3	Non-Competition Agreement between TOR Minerals International, Inc. and the Royal Begemann Group

4.1	Form of Convertible Subordinated Debenture of the Company and David Alexander Hartman 1998 Grant, dated April 5, 2001, in the amount of $900,000

4.2	Form of Convertible Subordinated Debenture of the Company and Renaissance U.S. Growth and Income Trust, PLC, dated April 5, 2001, in the amount of $360,000

4.3	Form of Convertible Subordinated Debenture of the Company and TWP, Inc., dated April 5, 2001, in the amount of $27,000

4.4	Form of Convertible Subordinated Debenture of the Company and Paulson Ranch, LTD., dated April 5, 2001, in the amount of $450,000

4.5	Form of Convertible Subordinated Debenture of the Company and Richard L. Bowers, dated April 5, 2001, in the amount of $27,000

4.6	Form of Convertible Subordinated Debenture of the Company and Chris McGougan, dated April 5, 2001, in the amount of $22,500

4.7	Form of Convertible Subordinated Debenture of the Company and W. Craig Epperson, dated April 5, 2001, in the amount of $22,500

4.8	Form of Convertible Subordinated Debenture of the Company and Claudette Lucille Hartman 1998 Grant, dated April 5, 2001, in the amount of $900,000

21	Subsidiary of Registrant: TP&T (TOR Processing & Trade) B.V. a wholly owned subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC.
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(Registrant)

Date: May 30, 2001	RICHARD BOWERS
Richard Bowers
President and CEO

Date: May 30, 2001	BARBARA RUSSELL
Barbara Russell, Controller
(Principal Accounting Officer)